Exhibit 3(b)

ETHAN ALLEN INTERIORS INC.

CERTIFICATE OF DESIGNATION, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF PREFERRED STOCK
AND QUALIFICATIONS, LIMITATIONS AND
RESTRICTIONS THEREOF

Pursuant to section 151 of the
General Corporation Law of
the State of Delaware

ETHAN ALLEN INTERIORS INC. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors on March 9, 1993 adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock (the "Preferred Stock") and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock to be designated the Convertible Preferred Stock of the Company and the number of shares constituting such series;

NOW, THEREFORE. BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

of

6½% Series A Convertible Exchangeable Preferred Stock

of

ETHAN ALLEN INTERIORS INC.

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Convertible Preferred Stock or the holders thereof are as follows:

1.     Definitions. For purposes of this Designation, the following definitions shall apply:

"Board" shall mean the Board of Directors of the Company.

"Business Day" shall mean any day on which trading activity is conducted by The New York Stock Exchange Inc.

"Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

"Credit Agreement" means the Credit Agreement, dated as of March 16, 1993, among Company, Ethan Allen, Bankers Trust Company, as Agent, and lenders which are now or may hereafter become parties thereto, and any guaranty agreements and related security documents, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

"Ethan Allen" shall mean Ethan Allen Inc., a wholly-owned subsidiary of the Company.

"Index Rate" shall mean the greater of (i) the highest prime or base rate of interest publicly announced by any of Citibank, N.A., Chemical Bank, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, N.A. (whether or not such rate is actually charged by any such bank), and (ii) the most recent published annual yield on 90 day commercial paper (or the average of such yields if more than one is published) placed by dealers, as quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of the Wall Street Journal (Eastern Edition) under "Money Rates".

"Original Issue Date" shall mean the date of the original issuance of 30,000 shares of Series A Preferred Stock.

"Redemption Date" shall mean the date or dates on which any shares of Series A Preferred Stock are redeemed by the Company (other than a redemption pursuant to paragraph 5 (b) hereof).

"Series A Preferred Stock" shall refer to shares of 6½% Series A Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company.

"Trading Day" shall mean a day on which the New York Stock Exchange is open for the transaction of business.

2.     Designation: Number of Shares. (a) The designation of the Preferred Stock authorized by this resolution shall be "Series A Preferred Stock" and the number of shares of Series A Preferred Stock authorized hereby shall be 30,000 shares.

(b)     Notwithstanding anything herein to the contrary, subject to the provisions of this subparagraph (b), during the period in which any shares of Series A Preferred Stock are outstanding, the number of directors of the Company shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be increased by two and the holders of the Series A Preferred Stock, voting separately as a class, shall have the exclusive right to elect two such additional directors. In the event that the holders of the Series A Preferred Stock (i) own, either beneficially or of record, Series A Preferred Stock and Common Stock having an aggregate value of either less than $38,000, 000 (valuing each share of the Series A Preferred Stock at $1,000 and each share of the Common Stock at $18 per share) or (ii) own, either beneficially or of record, Common Stock having an aggregate value of less than $17,000,000 (valuing each share of Common Stock at $18 per share) then, upon the occurrence of the first of such conditions to occur, the number of directors of the Company, elected by the holders of the series A Preferred Stock, shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be decreased by one. If one of the directors does not resign or is not removed by the holders of the Series A Preferred Stock, then the term of office of both directors shall be deemed to terminate and the holders of the Series A Preferred Stock shall thereupon have the right to elect one director pursuant to this subparagraph 2(b). If at any time after such reduction to one director, the holders of the Series A Preferred Stock own, either beneficially or of record, Series A Preferred Stock and Common Stock having an aggregate value of less than $15,000,000 (valuing the Series A Preferred Stock at $1,000 and each share of the Common Stock at $18 per share), 180 days after the occurrence of such event, the number of directors of the Company shall be decreased by one (in addition to the reduction by one provided for previously in this subparagraph 2(b)), and the holders of Series A Preferred Stock right to elect directors pursuant to this subparagraph 2(b) shall thereupon terminate.

(c)     At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least thirty- three and one- third percent (33-1/3%) of the outstanding shares of Series A Preferred Stock which exist on such date shall be required to constitute a quorum of such Series A Preferred Stock.

(d)     Any vacancy occurring in the office of a director elected by the holders of Series A Preferred Stock shall be filled by the holders of Series A Preferred Stock. Unless otherwise required to resign the term of office of the directors elected by the holders of Series A Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

3.     Dividends.

(a)     So long as any shares of Series A Preferred Stock shall be outstanding, the holders of such Series A Preferred Stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Board of Directors, cumulative preferential dividends in cash, in the amount of $65 a year per share, accruing from March 23, 1993, payable quarterly in arrears on the first business day of each January, April, July and October (each such date being called a "Dividend Payment Date" ). In the event that sufficient funds for any such dividend shall not at any time be otherwise legally available, the Company shall use its best efforts to cause such availability to come into existence. If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock shall be paid or declared pro rata with all other shares of Preferred Stock ranking on a parity. Dividends on the Series A Preferred Stock shall be cumulative from the Original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there shall be net profits or surplus of the Company legally available for the payment of those dividends). If the Company shall fail to pay any quarterly dividend (or portion thereof) on any Dividend Payment Date, such unpaid quarterly dividend shall accrue and, during the period in which holders of Series A Preferred Stock own, in the aggregate, 15,000 or more shares of Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive additional cumulative preferential dividends in the amount equal to the product of (i) the unpaid dividend amount in arrears and (ii) 6 ½% per annum for the period from the Dividend Payment Date to the date of payment. The term "arrears" or "arrearage," " whenever used herein with reference to dividends on shares of the Series A Preferred Stock, shall be deemed to mean that dividends thereon be equal to the amount of $65 a year per share, accruing from March 23, 1993 except to the extent paid, to the end of the then current quarterly dividend period for the Series A Preferred Stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Series A Preferred Stock. The first Dividend Payment Date will be July 1, 1993.

(b)      So long as any shares of Series A Preferred Stock shall remain outstanding, the Company may not declare or pay any dividend, make a distribution on, or purchase, acquire, redeem, or pay monies to the holders of, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Company unless (i) all dividends in respect of the Series A Preferred Stock for all past dividend periods have been paid and are not in arrears and such dividends for the current dividend period have been paid or declared and duly provided for, and (ii) all amounts in respect of the mandatory redemption of Series A Preferred Stock pursuant to the terms of paragraph 5(a) (i) below have been paid for all prior periods and all amounts in respect of such mandatory redemption for the current period have been paid or duly provided for; provided, however, that notwithstanding the foregoing, the Company may repurchase Common Stock from members of management or other employees or from dealers for an aggregate purchase price since the date of original issuance of the Common Stock not to exceed $5 million plus the amount of proceeds received upon resale to members of management and dealers of any such Common Stock.

(c)      Dividends payable on the shares of the Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360- day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

4.     Liquidation Rights of Series A Preferred Stock.

(a)     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to $1,000 per share plus all accumulated and unpaid dividends (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such payment) in respect of any liquidation, dissolution or winding up consummated.

(b)     If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Series A Preferred Stock, based on the full preferential amounts for the number of shares of Series A Preferred Stock held by each holder.

(c)     A consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed to be a liquidation, dissolution, or winding up of the Company as those terms are used in this paragraph 4.

5.     Redemption of Series A Preferred Stock: Change in Control

(a)    Redemption.

(i)     The Company shall, at the redemption price equal to the sum of $1,000 per share plus all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the Redemption Date) (the "Redemption Price"), and in the manner provided in subparagraphs 5(a) (iv) through 5(a) (vii), redeem from any source of funds legally available therefor, all shares of Series A Preferred Stock outstanding on such Redemption Date, on the tenth anniversary of the Original Issue Date (the "Mandatory Redemption Date"); provided, however, that if there are insufficient legally available funds for redemption under this subparagraph (a)(i), the Company shall redeem such lesser number of shares of Series A Preferred Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A Preferred Stock subject to redemption as soon as the Company has sufficient funds which are legally available therefor until all such shares of Series A Preferred Stock have been redeemed. If, on the Mandatory Redemption Date, there are 6,000 or more shares of Series A Preferred Stock outstanding, and the Company does not redeem all shares of Series A Preferred Stock outstanding on such date, the holders of the Series A Preferred Stock shall be entitled to receive additional cumulative preferential dividends in the amount equal to the product of (i) such unpaid Redemption Price and (ii) the Index Rate plus 2% per annum for the period from the Mandatory Redemption Date to the date of payment of the Redemption Price plus such additional dividends.

(ii)     The Company shall, in the manner provided in subparagraphs 5(a) (iii) through 5(a) (vii), have the right to redeem Series A Preferred Stock, subject to subparagraph 5(a) (iii) hereof, at a price equal to $1,000 per share, plus any accumulated and unpaid dividends thereon.

(iii)     Notwithstanding any provision herein to the contrary, the Company shall have the right to redeem only a portion of the Series A Preferred Stock which remains outstanding only if, after such partial redemption, there continues to be no less than 27,500 shares of Series A Preferred Stock. The Company shall have no rights to redeem a portion of the Series A Preferred Stock outstanding if such partial redemption would result in the holders of Series A Preferred Stock holding of record fewer than 27,500 shares of Series A Preferred Stock and, in such event, if the Company chooses to redeem any Series A Preferred Stock, it shall only have the right to redeem all outstanding shares of Series A Preferred Stock.

(iv)     In the event of a redemption of only a portion of the then outstanding shares of Series A Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each holder of Series A Preferred Stock.

(v)     At least twenty (20) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series A Preferred Stock, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock at his post office address last shown on the records of the company. The Redemption Notice shall state:

(A)     whether all or less than all the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares of Series A Preferred Stock being redeemed;

(B)     whether the Series A Preferred Stock is being redeemed pursuant to subparagraph 5(a) (i) or 5(a) (ii) and, if redeemed pursuant to subparagraph 5(a) (ii), a statement to the effect that the requirements to redeem the Series A Preferred Stock contained in subparagraph 5(a) (iii) have been met;

(C)     the number of shares of Series A Preferred Stock held by the holder that the Company intends to redeem;

(D)     the date fixed for redemption and the Redemption Price or Optional Redemption Price, as the case may be; and

(E)     that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(vi)     On or before the date fixed for redemption, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(vii)     Unless the Company defaults in the payment in full of the Redemption Price or the Optional Redemption Price, as the case may be, dividends on the Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price or the Optional Redemption Price, as the case may be, without interest.

(b)     Change of Control.

(i)     Definition of a Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if at any time (the "Change of Control Date"), (i) all or substantially all of the assets of the Company or Ethan Allen are sold as an entirety to any person or related group of persons, (ii) Ethan Allen is merged with or into another corporation other than the Company or another corporation, other than the Company, or a wholly- owned subsidiary of the Company is merged with or into Ethan Allen, in each case with the effect that immediately after such transaction the Company holds less than the entire interest of the total voting power entitled to vote in the election of directors, managers or trustees of the person surviving such transaction, (iii) any person or related group of persons other than the Company acquires any interest of the voting power or voting stock of Ethan Allen (other than as a result of a pledge by the Company of the shares of Common Stock, par value $.01 per share, of Ethan Allen), (iv) any person or related group of persons collectively acquires greater than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other person surviving the transaction, (v) the persons constituting the Board of Directors of the Company on the date hereof or persons nominated or elected to the Board of Directors of the Company by a majority vote of such directors (the "Continuing Directors") or by a majority vote of the Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company or (vi) the Company does not own all of the capital stock of Ethan Allen.

(ii)     Notice of Change of Control. Within five days after the Change of Control Date, the Company shall give notice (the "Change Notice") of the occurrence of the Change of Control and of the Change option set forth herein in accordance with the procedures set forth below to each holder of Series A Preferred Stock (a "Holder") .

Each Change Notice shall state:

(1)     that a Change of Control has occurred (and shall specify the Change of Control Date); and

(2)     that the Holder may exercise its redemption right set forth in paragraph 5(b) (iii) hereof.

The Change Notice shall be given by first class mail, postage prepaid, to the Holders at their respective addresses as the same shall appear on the books of the Company.

(iii)     In the event that any Change in Control occurs, any holder of Series A Preferred Stock may require the Company to redeem, at a redemption price equal to the sum of $1,000 per share plus all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such Change in Control), all or any portion of such holder's shares of Series A Preferred Stock. The Company will give written notice of any impending Change in Control pursuant to subparagraph (b)(ii) hereof. Each such holder shall have fifteen (15) days (the "Notice Period" ) from the date of such notice to demand (by written notice mailed to the Company) redemption of all or any portion of the shares of Series A Preferred Stock owned by such holder. If, by the expiration of the Notice Period, any holders have so elected to demand redemption, the Company shall give prompt written notice of such election (stating the total number of shares so demanded to be redeemed) to each other holder of Series A Preferred Stock within five (5) days after the expiration of the Notice Period. Each such holder who has not therefore demanded redemption shall thereupon be afforded ten (10) days from the date of such notice to demand redemption of all or any portion of such holder's shares of Series A Preferred Stock by mailing written notice thereof to the Company. Promptly thereafter, the Company shall redeem all shares of Series A Preferred Stock as to which redemption rights under this subparagraph (b)(iii) have been exercised. If, at the time of any redemption pursuant to this subparagraph (b)(iii), the funds of the Company legally available for redemption of Series A Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible     number of such shares, pro rata based upon the number of shares requested to be redeemed by the holders thereof. At any time thereafter when additional funds of the Company become legally available for the redemption of Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed. If a person other than the Company is the surviving or resulting corporation in any Change in Control, such person shall redeem such shares of Series A Preferred Stock as provided in this subparagraph (b) (iii) (and the Company shall so provide in its agreements with such person relating to such Change in Control). Redemptions made pursuant to this subparagraph (b)(iii) shall not relieve the Company of its obligation to redeem Series A Preferred Stock on the Redemption Date as specified in subparagraph (a) above. Notwithstanding any other provision of this subparagraph (b)(iii), in no event shall the Company be under any obligation to redeem shares of Series A Preferred Stock, and the Company shall not effect such redemption, unless prior to such proposed redemption the Company shall either (i) cause an offer to be made to all lenders under the Credit Agreement to terminate all commitments, and repay all outstandings, thereunder, and to so terminate such commitments and repay such outstandings of any lenders accepting such offer to (ii) obtain the requisite consents under the Credit Agreement to permit such redemption.

6.     Voting Rights.

(a)     From and after the Original Issue Date, during the period in which there are fewer than 27,500 shares of Series A Preferred Stock outstanding, if the Company shall be in arrears in the payment of any six quarterly dividends on the outstanding shares of Series A Preferred Stock or shall have failed to redeem shares of Series A Preferred Stock as and when required, the number of directors of the Company shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be increased by one and the holders of Series A Preferred Stock, voting separately as a class together with the holders, if any, of the Series B Preferred Stock (as hereinafter defined), shall have the exclusive right to elect one such additional director in addition to the number to be elected by the holders of Common Stock or any other shares of preferred stock of the Company, at a special meeting of stockholders called for the election of directors pursuant to the procedures set forth below for the calling of a special meeting by holders of Series A Preferred Stock if such meeting is not called by the Board of Directors of the Company within twenty (20) days after such holders become entitled to such right to elect such director, and at every subsequent meeting at which the terms of office of such director so elected by the holders of Series A Preferred Stock expire, provided that such arrearage or failure exists on the date of such meeting or subsequent meetings, as the case may be. During the period in which there are 27,500 or more shares of Series A Preferred Stock outstanding, notwithstanding the foregoing provisions of this subparagraph 6(a), the number of directors of the Company shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be increased by one and the holders of Series A Preferred Stock, voting separately as a class, shall have the exclusive right to elect one such additional director, in addition to any directors which they currently elect, in the manner set forth in the previous sentence upon the occurrence of any of the following: (i) the Company is in arrears in the payment of any two quarterly dividends on the Series A Preferred Stock (such event, a "Dividend Default"); (ii) the ratio of Total Debt (as such term is defined in the Credit Agreement) to Adjusted Net Worth (as such term is defined in the Credit Agreement) at any time during any fiscal period set forth below is greater than the ratio set forth opposite such period:

	Period		Ratio
1.	March 23, 1993 to December 31, 1993	1.	1.5 to 1.0
2.	January 1, 1994 to December 31, 1994	2.	1.45 to 1.0
3.	January 1, 1995 to December 31, 1995	3.	1.3 to 1.0
4.	January 1, 1996 to December 31, 1996	4.	1.15 to 1.0
5.	January 1, 1997 and thereafter	5.	1.1 to 1.0

(such event, a "Debt Default"); (iii) the Interest Coverage Ratio (as defined in the Credit Agreement) at the end of any period of four consecutive calendar quarters (or, if shorter, the period beginning on April 1, 1993 and ending on the last day of each calendar quarter thereafter), in each case taken as one accounting period, ended during a period set forth below is less than the ratio set forth opposite such period below:

Period	Ratio
March 23, 1993 to December 31, 1993	2.6 to 1.0
January 1, 1994 to December 31, 1994	2.6 to 1.0
January 1, 1995 and thereafter	2.8 to 1.0

(iv) the Company fails to make an interest or principal payment when due (including any applicable grace periods) pursuant to the terms of any Indebtedness (as defined in the Credit Agreement) (A) under which it is either the borrower or a guarantor and (B) which is secured by either its assets or the assets of any of its subsidiaries (such event, a "Payment Default"); (v) any event occurs or condition exists under any agreement or instrument relating to any debt of the Company and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such debt, or any such debt is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof (such event, an "Acceleration"); or (vi) any payment required by paragraph 12 hereof is not made when demand therefor is made (a "Tax Indemnity Default") and provided, further, that the number of directors of the Company shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be further increased by one additional director, and the holders of Series A Preferred Stock, voting separately as a class, shall have the exclusive further right to elect one further additional director, in addition to the aforementioned additional director (resulting in a total increase in the number of directors pursuant to this paragraph 6(a) of two directors), in the manner set forth in the previous sentence, (x) upon the occurrence of an additional Dividend Default, Acceleration or Tax Indemnity Default with respect to any debt of the Company which has not previously resulted in the election of a director pursuant to this paragraph 6(a), or (y) if any Debt Default, Current Net Worth Default or Payment Default which has resulted in the election of such aforementioned director has not been cured within six (6) months from the occurrence of the event giving rise to such election right. A payment of quarterly dividends in arrears in any instance in which more than one quarterly dividend is in arrears shall be deemed to be a payment of the earliest of the quarterly dividend in arrears to have occurred. Notwithstanding the foregoing provisions of this subparagraph 6(a), the maximum number of directors that the holders of Series A Preferred Stock, voting separately as a class, under this subparagraph 6(a) and subparagraph 2(b), shall have the right to elect hereunder, is four.

(b) The right of the holders of Series A Preferred Stock voting separately as a class to elect members of the Board of Directors of the Company pursuant to subparagraph 6(a) shall continue until such time as (i) all dividends accumulated on the Series A Preferred Stock shall have been paid in full and provision has been made for the payment in full of the dividends for the current period and (ii) during the period in which any shares of Series A Preferred Stock is outstanding, all Debt Defaults, Net Worth Defaults, Payment Defaults, Accelerations and Tax Indemnity Defaults have been cured, at which time the special right of the holders of Series A Preferred Stock so to vote separately as a class for the election of directors pursuant to subparagraph 6(a) shall terminate, subject to revesting at such time as the Company shall again be subject to subparagraph 6(a). If the annual meeting of stockholders of the Company is not, for any reason, held within the time fixed in the by- laws of the Company at a time when the holders of Series A Preferred Stock, voting separately and as a class, shall be entitled to elect directors pursuant to subparagraph 6(a), or if vacancies shall exist in the offices of directors elected by the holders of Series A Preferred Stock pursuant to subparagraph 6(a), a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders, or in the event of vacancies, a special meeting of the holders of Series A Preferred Stock, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

(c) At any meeting held for the purpose of electing directors at which the holders of Series AJ Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid pursuant to subparagraph 6(a), the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33-1/3%) of the outstanding Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock.

(d)     Any vacancy occurring in the office of a director elected by the holders of Series A Preferred Stock pursuant to subparagraph 6(a) shall be filled by the holders of Series A Preferred Stock. Any director to be elected by the holders of Series A Preferred Stock shall agree, prior to his election to office, to resign upon the request of the respective holders of the Series A Preferred Stock which have the right hereunder to elect such director in the event of any termination of the right of the holders of Series A Preferred Stock to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of Series A Preferred Stock shall forthwith resign. Unless otherwise required to resign as aforesaid, the term of office of the directors elected by the holders of Series A Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

(e)     In any case in which the holders of Series A Preferred Stock shall be entitled to vote pursuant to this paragraph 6 or pursuant to law, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held.

(f)     (i) In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the holders of (A) at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately, create, authorize or issue any class or series of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation prior to the Series A Preferred Stock; or (B) at least two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, voting separately, change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Preferred Stock adversely; but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, junior to or on a parity with the Series A Preferred Stock; provided, however, that no such vote or written consent of the holders of the shares of the Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of the Series A Preferred Stock; and provided further, that this provision shall not in any way limit the right and power of the Company to issue its currently authorized but unissued shares or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

(ii) Notwithstanding the foregoing subparagraph (f)(i), so long as there are 3,000 or more shares of Series A Preferred Stock outstanding, the Company will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, (1)(A) create, authorize or issue any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock (other than Common Stock) either as to dividends or upon liquidation (provided, however, that the Company may issue capital stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation if and only if: all proceeds received by the Company from such offering of capital stock are used to redeem Series A Preferred Stock pursuant to paragraph 5(a) (ii) hereof) or to exchange any Series B Preferred Stock into the Company's 6- 1/2% Convertible Subordinated Debentures due March 15, 2003, (B) issue any debt securities that are convertible or exchangeable into any equity security of the Company (provided, however, that the Company may issue debt securities that are convertible or exchangeable into any equity security of the Company if and only if all proceeds received by the Company from such offering of debt securities are used to redeem Series A Preferred Stock pursuant to paragraph 5(a)(ii) hereof) or (C) transfer (other than pursuant to a pledge) any capital stock of Ethan Allen owned by the Company either beneficially or of record, or cause or permit Ethan Allen, as its sole stockholder, to issue any capital stock which is not owned beneficially and of record by the Company, (2) consolidate or merge with or into any other corporation (other than a merger of a wholly- owned subsidiary of the Company into the Company whereby the Company is the surviving corporation and in which no shares of Series A Preferred Stock are converted into or exchanged for any other securities or property and remain outstanding and unaffected), or liquidate, wind up or dissolve itself, or convey, sell, assign, transfer or otherwise dispose of, all or any substantial or material part of its assets, or (3) amend, alter or repeal any of the provisions of the Company's Certificate of Incorporation or By-Laws so as to affect adversely the preferences, rights or powers of the Series A Preferred Stock; provided, however, that, notwithstanding the foregoing, any amendment to the Company's Certificate of Incorporation or By- Laws which affects any of (C) the dividend rate set forth in paragraph 3 hereof or the date on which dividends are to be paid, (D) the conversion rate set forth in paragraph 7 hereof, (E) the Mandatory Redemption Date or Redemption Price, or (F) this subparagraph 6(f) (ii), in a manner adverse to the interests of holders of Series A Preferred Stock, shall only become effective upon the affirmative vote of all the outstanding shares of the Series A Preferred Stock.

7.     Conversion. The holders of shares of the Series A Preferred Stock shall have conversion rights as follows:

(a)     The shares of the Series A Preferred Stock shall be convertible, at the option of the respective holders thereof, at any time prior to the close of business on the business day prior to a Redemption Date, at the office of the Company, into fully paid and nonassessable whole shares of Common Stock of the Company. One share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock, subject to adjustment as described below, equal to 42.735 ($23.40 per share). Upon conversion of any shares of Series A Preferred Stock, the Company shall pay on the date on which such shares are converted (the "Conversion Date"), out of funds legally available therefor, all accumulated and unpaid dividends on such Stock. The right to convert shares of Series A Preferred Stock called for redemption shall terminate at the close of business on the date fixed for redemption, unless default is made in payment of the Redemption Price or the Optional Redemption Price, as the case may be.

(b)     Each conversion of shares of the Series A Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the office of the Company, at any time during its usual business hours, together with written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and, at such time, the rights of the holder as a holder of Series A Preferred Stock shall cease and the holder shall be deemed to have become the holder of the shares of Common Stock issuable upon conversion. The Company will, as soon as practicable thereafter, issue and deliver to such holder certificates for the number of full shares of Common Stock to which such holder shall be entitled.

(c)     No fractional shares of the Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of issuing any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, the number of shares of Common Stock issuable by the Company upon such conversion shall be rounded up to the nearest full share.

(d)     The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

(i)     If the Company shall (1) pay a dividend in shares of the Common Stock to Holders of the Common Stock, (2) make a distribution in shares of the Common Stock to Holders of the Common Stock, (3) subdivide the outstanding shares of the Common Stock or (4) combine the outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, and in any such case, the conversion rate in effect, immediately prior to such action, shall be adjusted so that the Holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Common Stock that such Holder would have owned immediately following such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this paragraph 7(d) (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii)     If the Company shall issue rights or warrants to all Holders of the Common Stock entitling them (for a period commencing no earlier than the record date for the determination of Holders of the Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of the Common Stock (or securities convertible into shares of the Common Stock) at a price per share less than the current market price (as determined pursuant to paragraph 7(a))iv)) of the Common Stock on such record date, then, and in any such case, the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the offered shares of the Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

(iii)     If the Company shall distribute to all holders of the Common Stock shares of any class of capital stock other than the Common Stock, evidences of indebtedness or other assets (other than cash dividends paid out of consolidated current or retained earnings), or shall distribute to all Holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in paragraph 7(d) (ii)), then and in any such case, the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in paragraph 7(d) (iv)) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the Holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in paragraph 7(d) (ii)) ("Rights") pro rata to Holders of the common Stock, the Company may, in lieu of making any adjustment pursuant to this paragraph 7(d) (iii), make proper provision so that each Holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the Holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a Holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a Holder of the number of the Common Stock into which a share of the Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(iv)     The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for the first twenty consecutive Trading Days commencing thirty Trading Days before the day in question. The closing price for each day shall be the last reported sales price for the Common Stock on the New York Stock Exchange.

(e)     The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series A Preferred Stock from time to time outstanding.

(f)     The Company shall pay any taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock.

(g)     If:

(1)	the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Company must approve the transaction, or

(2)	there is a liquidation or dissolution of the Company,

then a Holder of shares of the Series A Preferred Stock may wish to convert some or all of such shares into shares of the Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets that a Holder of shares of the Common Stock on that date may receive. Therefore, the Company shall mail to Holders of shares of the Series A Preferred Stock a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; provided, however, that failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this paragraph 7(g).

(h)     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) , (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the successor corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any transfer or lease of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, transfer or lease, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, transfer or lease. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7 (h). If this paragraph 7(h) applies, then paragraph 7(d) (i) does not apply. The foregoing, however, shall not in any way affect the right a Holder of a share of the Series A Preferred Stock may otherwise have, pursuant to clause (ii) of the last sentence of paragraph 7(d) (iii), to receive Rights upon conversion of a share of the Series A Preferred Stock. If, in the case of any such consolidation, merger, transfer or lease, the stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, transfer or lease, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the Holders of shares of the Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this paragraph 7(h) shall similarly apply to successive consolidations, mergers, transfers or leases.

8.     Exchange

(a)     Upon any transfer of any share or share of Series A Preferred Stock (other than to a party who is already a beneficial and record holder of Series A Common Stock or any affiliate of such holder), each such share of Series A Preferred Stock shall, without any further action on the part of the Company or of any holder of capital stock of the Company, (i) be cancelled and cease to represent any ownership interest in the Company, and (ii) represent only the right to receive from the Company a like number of the Company's 6-1/2% Series B Convertible Exchangeable Preferred Stock (the "Series B Preferred Stock"), which shall be issued by the Company without charge upon the surrender to the Company of the certificates representing the shares of Series A Preferred Stock, as hereinafter described. Such certificates shall be surrendered at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of Series A Preferred Stock) at any time during its usual business hours, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Series B Preferred Stock shall be issued and shall include instructions for delivery thereof. Upon such surrender, the Company shall issue and deliver in accordance with such instructions the certificate or certificates for the Series B Preferred Stock issuable upon such exchange. To the extent permitted by law, such exchange shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered.

(b)     Shares of Series A Preferred Stock which are exchanged into shares of Series B Preferred Stock as provided herein shall not be reissued.

(c)     The Company will at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock or its treasury shares of such Stock, solely for the purpose of issue upon the exchange of the Series A Preferred Stock as provided in this paragraph 8, such number of shares of Series B Preferred Stock as shall then be issuable upon the exchange of all the then outstanding shares of Series A Preferred Stock. The Company covenants that all shares of Series B Preferred Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non- assessable, free of any preemptive rights. The Company will use reasonable efforts to take all such action as may be necessary to assure that all such shares of Series B Preferred Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Series B Preferred Stock may be listed.

(d)     The issuance of certificates for shares of Series B Preferred Stock upon exchange of shares of Series A Preferred Stock shall be made without charge to the holders of such shares of Series A Preferred Stock for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exchange and the related issuance of shares of Series B Preferred Stock, provided that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock exchanged. The Company will not take any action which would cause the total number of shares of Series B Preferred Stock issuable upon exchange of the Series A Preferred Stock then outstanding, together with the total number of shares of Series B Preferred Stock then outstanding and the total number of shares of Series B Preferred Stock reserved for issuance upon exchange of Series A Preferred Stock to exceed the total number of shares of Series B Preferred Stock then authorized hereunder. The Company will not close its books against the transfer of any share of Series A Preferred Stock or of any share of Series B Preferred Stock issued or issuable upon the conversion of such shares in any manner which interferes with the timely conversion of such shares.

9.     No Reissuance of Preferred Stock. No Series A Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

10.     Ranking. With regard to rights to receive dividends and distributions upon dissolution of the Company, the Series A Preferred Stock shall rank prior to the Common Stock and any other capital stock of the Company, other than the 6 ½% Series B Convertible Exchangeable Preferred Stock of the Company, with which it shall rank on a parity.

11.     Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at Ethan Allen Drive, Danbury, Connecticut 06811, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series A Preferred Stock at their addresses appearing on the books of the Company.

12.     Certain Tax Matters.

(a)     The parties hereto intend that (i) the Series A Preferred Stock shall be treated as equity for Federal, state and local income tax purposes, (ii) the dividends paid or deemed paid with respect thereto and any amount in respect of accumulated and unpaid dividends (collectively referred to herein as "Dividends") shall be treated as dividends for Federal, state and local income tax purposes, and (iii) the holders of Series A Preferred Stock shall be entitled to the dividends received deduction provided by Section 243(a) (1) of the Internal Revenue Code of 1986, as amended (the "Code") as in effect on the date hereof or any successor provision and any similar or corresponding state or local law ("Dividends Received Deduction") with respect to the Dividends. In accordance with such intent, the Company agrees that, except to the extent otherwise required (i) by reason of the application of Section 30l(c)(2) or (c)(3) of the Code, (ii) pursuant to a Final Determination (as defined below), or (iii) as a result of a good faith determination based upon a written opinion (a copy of which shall be delivered to the holders of Series A Preferred Stock) of independent tax counsel reasonably acceptable to the holders of Series A Preferred Stock that there is not a valid reporting position under applicable law, neither it nor any affiliate, directly or indirectly, will take any action or file any returns or other documents inconsistent with such intent. For purposes of this subparagraph 12(a), a "Final Determination" with respect to a federal tax liability shall mean (1) a decision, judgement, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, or (2) a closing agreement entered into under Section 7121 (or any successor to such Section) of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and consented to by the holders of Series A Preferred Stock or any member of any holder of Series A Preferred Stock's respective consolidated groups.

(b)     If at any time, for any reason or under any circumstances (including a change in law), (i) a holder of Series A Preferred Stock (or the affiliated group of which such holder of Series A Preferred Stock is a member) loses the right to claim, does not claim (as the result of a good faith determination based upon a written opinion of independent tax counsel of such holder of Series A Preferred Stock' s independent tax counsel (a copy of which shall be delivered to the Company) that such claim is not properly allowable or there shall be disallowed all or any portion of the Dividends Received Deduction with respect to the Dividends, (ii) the Dividends Received Deduction shall be reduced below 80% in the case of a holder of Series A Preferred Stock owning at least 20% or more (by vote and value) of the stock of the Company (within the meaning of Section 243 of the Code) or 70% in other cases or shall be otherwise limited or eliminated or (iii) a holder of Series A Preferred Stock' s tax basis in the Series A Preferred Stock shall be subject to reduction by reason of the receipt or accrual of any Dividend or the availability of the Dividends Received Deduction including, without limitation, by reason of the treatment of any indemnity payment hereunder as a dividend (in each case, a "Loss"), then with respect to a particular holder of Series A Preferred Stock, unless such Loss arises solely by reason of the act or failure to act of such holder of Series A Preferred Stock or by reason of a Code provision which limits the availability of the Dividends Received Deduction based on the tax characteristics of such holder of Series A Preferred Stock, including such holder of Series A Preferred Stock incurring "portfolio indebtedness" within the meaning of Section 246A (d)(3) of the Code, such holder of Series A Preferred Stock's failure to satisfy the requirements of Section 246(c) of the Code, or such holder of Series A Preferred Stock's Dividends Received Deduction being limited by reason of the application of Section 246(b) of the Code, the Company shall pay to such holder of Series A Preferred Stock, no later than 10 days after the Notice Date, an amount which will on an After-Tax Basis equal (x) (A) in the case of a Loss described in clauses (i) or (ii) hereof, the excess of (1) the aggregate Federal, state and local income tax paid or payable by the holder of Series A Preferred Stock with respect to such Dividend in its taxable year in which the Dividend is taxable to the holder of Series A Preferred Stock over (2) the Federal, state and local income tax which would have been payable by the holder of Series A Preferred Stock in such taxable year if such Loss had not occurred, or (B) in the case of a Loss described in clause (iii) hereof, the excess of (1) the aggregate Federal, state and local income tax paid or payable by the holder of Series A Preferred Stock with respect to all Dividends paid on the Series A Preferred Stock during all taxable years in which the holder of Series A Preferred Stock held such Series A Preferred Stock and with respect to the disposition of such Series A Preferred Stock over (2) the aggregate Federal, state and local income tax that would have been payable by the holder of Series A Preferred Stock in all such taxable years with respect to such Dividends and such disposition if such Loss had not occurred and (y) any interest, penalties or additions to tax actually payable by the holder of Series A Preferred Stock to the Internal Revenue Service or any other applicable taxing authority by reason of such events. The calculation required under the preceding sentence shall be made assuming that the holder of Series A Preferred Stock pays taxes at the highest marginal Federal, state and local income tax rates in effect during such year.

(c)     For purposes of this paragraph 12, an amount paid on an "After-Tax Basis" shall mean an amount which, after reduction by the increase in Federal, state and local income taxes payable by the recipient thereto, calculated using the highest marginal rates in effect at the time of such payment, shall equal the amount in respect of which such amount is paid. "Notice Date" shall be the date on which the holder of Series A Preferred Stock gives notice (a "Notice" ) to the Company of a Loss, which Notice shall state the nature of the Loss and the claim for indemnity and shall provide a computation of the indemnity payable to the holder of Series A Preferred Stock but in no event more than 30 days prior to the earlier of (i) the filing of a return (including an estimated tax return) or the acceptance of an audit report or closing agreement in which such Loss is reflected, (ii) the payment of any additional Federal, state or local income taxes as a result of such Loss or (iii) in the case of a Loss described in clause (iii) of subparagraph 12(b), the disposition of the Series A Preferred Stock.

(d)     If the Internal Revenue Service should propose an adjustment to a holder of Series A Preferred Stock's Federal income tax that would constitute a Loss, the holder of Series A Preferred Stock will notify the Company and the other holder of Series A Preferred Stock. The holder of Series A Preferred Stock for whom such adjustment shall have been proposed shall have exclusive control and responsibility to conduct any audit, examination, proceeding or litigation (a "Contest") with respect thereto; provided, however, that if the Company reasonably so requests, such holder of Series A Preferred Stock shall contest, at the Company's expense, such proposed adjustment at the audit level and thereafter such holder's of Series A Preferred Stock sole obligation shall be to keep the Company duly informed of the progress thereof. If, in the course of contesting any claims referred to in this subparagraph 12(d), the Internal Revenue Service shall advise the holder of Series A Preferred Stock that it is willing to agree to a settlement of such claim, the holder of Series A Preferred Stock shall notify the Company of such settlement proposal and, if, after receipt of such notice, the Company so requests, and provided such settlement will not have any adverse effect on the holder of Series A Preferred Stock, the holder of Series A Preferred Stock shall agree to the settlement as proposed by the Internal Revenue Service and described to the Company. The holder of Series A Preferred Stock shall keep the Company (and the other holder of Series A Preferred Stock) informed with respect to the Contest. Any failure of the holder of Series A Preferred Stock to notify or to keep the Company (or the other holder of Series A Preferred Stock) informed concerning a Contest shall not affect the Company's obligation to indemnify the holder of Series A Preferred Stock pursuant to this paragraph 12. The Company will cooperate with the holder of Series A Preferred Stock as the holder of Series A Preferred Stock shall reasonably request in any Contest. The Company shall indemnify the holder of Series A Preferred Stock, on an After-Tax Basis, for all costs and expenses incurred in connection therewith.

(e)     The Company agrees that if a Loss has occurred pursuant to subparagraph 12(b) and payments of the indemnity shall not have been timely made to a holder of Series A Preferred Stock pursuant to subparagraph 12(b), then, until such payments have been made in full to such holder of Series A Preferred Stock, such amounts shall bear interest, calculated daily on the basis of a 360-day year, at a rate equal to the Index Rate plus 4% per annum, until paid in full.

Series B Preferred
Designation Certificate

IN WITNESS WHEREOF Ethan Allen Interiors Inc. caused this certificate to be signed by its President and Secretary respectively, on this 23rd day of March, 1993.

/s/ M. Farooq Kathwari
President

/s/ Sharon Blinkoff
Secretary

ETHAN ALLEN INTERIORS INC.

CERTIFICATE OF DESIGNATION, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF PREFERRED STOCK
AND QUALIFICATIONS, LIMITATIONS AND
RESTRICTIONS THEREOF

Pursuant to section 151 of the
General Corporation Law of
the State of Delaware

ETHAN ALLEN INTERIORS INC. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the General corporation Law of the State of Delaware, its Board of Directors on March 9, 1993 adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock (the "Preferred Stock") and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock to be designated the Series B Preferred Stock of the Company and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

of

6½% Series B Convertible Exchangeable Preferred Stock

of

ETHAN ALLEN INTERIORS INC.

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof are as follows:

1.     Definitions. For purposes of this Designation, the following definitions shall apply:

"Board" shall mean the Board of Directors of the Company.

"Business Day" shall mean any day on which trading activity is conducted by The New York Stock Exchange Inc.

"Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

"Ethan Allen" shall mean Ethan Allen Inc., a wholly-owned subsidiary of the Company.

"Original Issue Date" shall mean the date of the original issuance of each of the 30,000 shares of Series B Preferred Stock.

"Redemption Date" shall mean the date or dates on which any shares of Series B Preferred Stock are redeemed by the Company.

"Series B Preferred Stock" shall refer to shares of 6½% Series B Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company.

"Trading Day" shall mean a day on which the New York Stock Exchange is open for the transaction of business.

2.     Designation: Number of Shares. The designation of the Preferred Stock authorized by this resolution shall be "Series B Preferred Stock" and the number of shares of Series B Preferred Stock authorized hereby shall be 30,000 shares.

3.     Dividends.

(a)     So long as any shares of Series B Preferred Stock Shall be outstanding, the holders of such Series B Preferred stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Board of Directors, cumulative preferential dividends in cash, in the amount of $65 a year per share, accruing from the Original Issue Date, payable quarterly in arrears on the first business day of each January, April, July and October (each such date being called a "Dividend Payment Date"). In the event that sufficient funds for any such dividend shall not at any time be otherwise legally available, the Company shall use its best efforts to cause such availability to come into existence. If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock shall be paid or declared pro rata with all other shares of preferred stock ranking on a parity. Dividends on the series B Preferred Stock shall be cumulative from the original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there shall be net profits or net assets of the company legally available for the payment of those dividends). The first Dividend Payment Date will be July 1, 1993.

(b)      So long as any shares of series B Preferred Stock shall remain outstanding, the Company may not declare or pay any dividend, make a distribution, or purchase, acquire, redeem, pay monies to the holders of, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Company unless (i) all dividends in respect of the Series B Preferred Stock for all past dividend periods have been paid and are not in arrears and such dividends for the current dividend period have been paid or declared and duly provided for, (ii) all amounts in respect of the mandatory redemption of Series B Preferred Stock pursuant to the terms of paragraph 5 (a) (i) below have been paid for all prior periods and all amounts in respect of such mandatory redemption for the current period have been paid or duly provided for; and (iii) notwithstanding the foregoing, the Company may repurchase common stock from members of management or other employees or from dealers for an aggregate purchase price since the date of original issuance of the Common Stock not to exceed $5 million plus the amount of proceeds received upon resale to members of management and dealers of any such Common Stock.

(c)     Dividends payable on the shares of the Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

4.     Liquidation Rights of Series B Preferred Stock

(a)     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series B Preferred stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to $1,000 per share plus all accumulated and unpaid dividends (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such payment) in respect of any liquidation, dissolution or winding up consummated.

(b)     If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of series B Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Series B Preferred Stock, based on the full preferential amounts for the number of shares of Series B Preferred stock held by each holder.

(c)     A consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed to be a liquidation, dissolution, or winding up of the Company as those terms are used in this paragraph 4.

5.     Redemption of Series B Preferred Stock

(a)     Redemption.

(i)     The Company shall, at the redemption price equal to the sum of $1,000 per share plus all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the Redemption Date) (the "Redemption Price") , and in the manner provided in subparagraphs 5 (a) (iv) through 5 (a) (vii) , redeem from any source of funds legally available therefor, all shares of Series B Preferred Stock outstanding on such Redemption Date, on the tenth anniversary of the Original Issue Date (the "Mandatory Redemption Date"); provided, however, that if there are insufficient legally available funds for redemption under this subparagraph (a)(i), the Company shall redeem such lesser number of shares of Series B Preferred Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series B Preferred Stock subject to redemption as soon as the Company has sufficient funds which are legally available therefor until all such shares of Series B Preferred Stock have been redeemed.

(ii)     The Company shall, in the manner provided in subparagraphs 5 (a) (iii) through 5(a) (vii) , have the right, commencing on the day next succeeding the second anniversary of the Original Issue Date (the "Optional Redemption Date"), to redeem from any source of funds legally available therefor, all or, subject to subparagraph 5(a) (iii) hereof, any portion of the Series B Preferred stock outstanding on such date, at the following prices (each, an "Optional Redemption Price") :

Year	Price Per Share
1995	$1,048.75
1996	$1,040.63
1997	$1,032.50
1998	$1,024.38
1999	$1,016.25
2000	$1,008.13
2001 and thereafter	$1,000.00

provided, however, that during the period commencing on the Optional Redemption Date and ending on the first anniversary of the Optional Redemption Date, the Company shall only have this right to issue a redemption notice to redeem the Series B Preferred stock pursuant to this paragraph 5 (a) (ii) after the Common Stock has had a closing price on the New York Stock Exchange equal to or greater than 140% of the then applicable conversion price per share (as fixed or determined in accordance with paragraph 7 below) for at least twenty (20) Trading Days within thirty (30) consecutive Trading Days ending on the fifth Trading Day prior to the date notice of redemption is given.

(iii)     In the event of a redemption of only a portion of the then outstanding shares of Series B Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each holder of Series B Preferred Stock.

(iv)     At least twenty (20) days and not more than sixty (60) days prior to the date fixed for any redemption of the series B Preferred Stock, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the series B Preferred Stock at his post office address last shown on the records of the company. The Redemption Notice shall state:

(A)     whether all or less than all the outstanding shares of Series B Preferred Stock are to be redeemed and the total number of shares of Series B Preferred Stock being redeemed;

(B)     whether the Series B Preferred Stock is being redeemed pursuant to subparagraph 5 (a) (i) or 5 (a) (ii) and, if redeemed pursuant to subparagraph 5 (a) (ii), a statement to the effect that the requirements to redeem the Series B Preferred Stock contained in such subparagraph have been met;

(C)     the number of shares of Series B Preferred Stock held by the holder that the Company intends to redeem;

(D)     the date fixed for redemption and the Redemption Price or Optional Redemption Price, as the case may be; and

(E)     that the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

(v)     On or before the date fixed for redemption, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(vi)     Unless the Company defaults in the payment in full of the Redemption Price or the Optional Redemption Price, as the case may be, dividends on the Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price or the Optional Redemption Price, as the case may be, without interest.

(b)     No Reissuance of Preferred Stock. No Series B Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

6.     Voting Rights.

(a)     From and after the Original Issue Date, if the Company shall be in arrears in the payment of any six quarterly dividends on the outstanding shares of series B Preferred Stock or shall have failed to redeem shares of Series B Preferred Stock as and when required, the number of directors of the Company shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be increased by one and the holders of Series B Preferred Stock, voting separately as a class with the holders, if any, of the Company's 6 1/2% Series A Convertible Exchangeable Preferred Stock, shall have the exclusive right to elect one such additional director in addition to the number to be elected by the holders of Common Stock or any other shares of preferred stock of the Company, at a special meeting of stockholders called for the election of directors pursuant to the procedures set forth below for the calling of a special meeting by holders of Series B Preferred Stock if such meeting is not called by the Board of Directors of the Company within twenty (20) days after such holders become entitled to such right to elect directors, and at every subsequent meeting at which the terms of office of the directors so elected by the holders of series B Preferred Stock expire, provided that such arrearage or failure exists on the date of such meeting or subsequent meetings, as the case may be.

(b)     The right of the holders of Series B Preferred Stock voting separately as a class to elect members of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Series B Preferred Stock shall have been paid in full and provision has been made for the payment in full of the dividends for the current period, subject to revesting at such time as the Company shall again be subject to subparagraph 6(a). If the annual meeting of stockholders of the Company is not, for any reason, held within the time fixed in the by-laws of the Company at a time when the holders of Series B Preferred Stock, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in the offices of directors elected by the holders of Series B Preferred Stock, a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders, or in the event of vacancies, a special meeting of the holders of Series B Preferred Stock, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

(c)     At any meeting held for the purpose of electing directors at which the holders of Series B Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33-1/3%) of the outstanding Series B Preferred Stock shall be required to constitute a quorum of such Series B Preferred Stock.

(d)     Any vacancy occurring in the office of a director elected by the holders of Series B Preferred Stock shall be filled by the holders of Series B Preferred Stock. Any director to be elected by the holders of Series B Preferred Stock shall agree, prior to his election to office, to resign upon the request of the respective holders of the Series B Preferred Stock which have the right hereunder to elect such director in the event of any termination of the right of the holders of Series B Preferred Stock to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of Series B Preferred Stock shall forthwith resign. Unless otherwise required to resign as aforesaid, the term of office of the directors elected by the holders of Series B Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

(e)     In any case in which the holders of Series B Preferred Stock shall be entitled to vote pursuant to this paragraph 6 or pursuant to law, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held.

(f)     In addition to any other rights provided by applicable law, so long as any shares of the Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the holders of (A) at least a majority of the outstanding shares of the Series B Preferred Stock, voting separately, create, authorize or issue any class or series of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation prior to the Series B Preferred Stock; or (B) at least two-thirds (2/3) of the outstanding shares of the series B Preferred Stock, voting separately, change the preferences, rights or powers with respect to the series B Preferred Stock so as to affect the Preferred Stock adversely; but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, junior to or on a parity with the Series B Preferred Stock; provided, however, that no such vote or written consent of the holders of the shares of the Series B Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking prior to the Series B Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of the Series B Preferred Stock; and provided further, that this provision shall not in any way limit the right and power of the Company to issue its currently authorized but unissued shares or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders .

7.     Conversion. The holders of shares of the Series B Preferred Stock shall have conversion rights as follows:

(a)     The shares of the Series B Preferred Stock shall be convertible, at the option of the respective holders thereof, at any time prior to the close of business on the business day prior to a Redemption Date, at the office of the Company, into fully paid and nonassessable whole shares of Common Stock of the Company. One share of series B Preferred Stock shall be convertible into the number of shares of Common Stock, subject to adjustment as described below, equal to 42.735. Upon conversion of any shares of Series B Preferred Stock, the Company shall pay on the date on which such shares are converted (the "Conversion Date"), out of funds legally available therefor, all accumulated and unpaid dividends on such Stock. The right to convert shares of Series B Preferred Stock called for redemption shall terminate at the close of business on the date fixed for redemption, unless default is made in payment of the Redemption Price or the Optional Redemption Price, as the case may be.

(b)     Each conversion of shares of the series B Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the office of the Company, at any time during its usual business hours, together with written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and, at such time, the rights of the holder as a holder of series B Preferred stock shall cease and the holder shall be deemed to have become the holder of the shares of Common Stock issuable upon conversion. The Company will, as soon as practicable thereafter, issue and deliver to such holder certificates for the number of full shares of Common Stock to which such holder shall be entitled.

(c)     No fractional shares of the Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series B Preferred Stock. If more than one share of the series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered. Instead of issuing any fractional shares of the Common Stock which would otherwise be issuable upon conversion of any shares of the Series B Preferred Stock, the number of shares of Common Stock issuable by the Company upon such conversion shall be rounded up to the nearest full share.

(d)     The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

(i)     If the Company shall (1) pay a dividend in shares of the Common Stock to Holders of the Common Stock, (2) make a distribution in shares of the Common Stock to Holders of the Common Stock, (3) subdivide the outstanding shares of the Common Stock or (4) combine the outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, and in any such case, the conversion rate in effect, immediately prior to such action, shall be adjusted so that the Holder of any shares of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Common Stock that such Holder would have owned immediately following such action had such shares of the Series B Preferred stock been converted immediately prior thereto. An adjustment made pursuant to this paragraph 7(d) (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii)     If the Company shall issue rights or warrants to all Holders of the Common Stock entitling them (for a period commencing no earlier than the record date for the determination of Holders of the Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of the Common Stock (or securities convertible into shares of the Common Stock) at a price per share less than the current market price (as determined pursuant to paragraph 7(a))iv)) of the Common Stock on such record date, then, and in any such case, the number of shares of the common Stock into which each share of the series B Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such share of the series B Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the offered shares of the Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

(iii)     If the company shall distribute to all holders of the Common Stock shares of any class of capital stock other than the Common Stock, evidences of indebtedness or other assets (other than cash dividends paid out of consolidated current or retained earnings), or shall distribute to all Holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in paragraph 7(d) (ii)), then and in any such case, the number of shares of the Common Stock into which each share of the Series B Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such share of the Series B Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in paragraph 7(d)(iv)) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the Holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in paragraph 7(d) (ii)) ("Rights") pro rata to Holders of the Common Stock, the Company may, in lieu of making any adjustment pursuant to this paragraph 7(d) (iii), make proper provision so that each Holder of a share of Series B Preferred stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the Holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a Holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a Holder of the number of the Common Stock into which a share of the Series B Preferred stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights .

(iv)      The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for the first twenty consecutive Trading Days commencing thirty Trading Days before the day in question. The closing price for each day shall be the last reported sales price for the Common stock on the New York Stock Exchange.

(e)     The company shall at all times reserve and keep available, out of its authorized but unissued shares of common stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series B Preferred Stock from time to time outstanding.

(f)     The Company shall pay any taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock.

(g)     If:

(1)     the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Company must approve the transaction, or

(2)     there is a liquidation or dissolution of the Company,

then a Holder of shares of the Series B Preferred Stock may wish to convert some or all of such shares into shares of the Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets that a Holder of shares of the Common Stock on that date may receive. Therefore, the Company shall mail to Holders of shares of the Series B Preferred Stock a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; provided, however, that failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this paragraph 7(g).

(h)     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the successor corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any transfer or lease of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, transfer or lease, provide in its certificate of incorporation or other charter document that each share of the Series B Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, transfer or lease. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7(h). If this paragraph 7(h) applies, then paragraph 7 (d) (i) does not apply. The foregoing, however, shall not in any way affect the right a Holder of a share of the Series B Preferred Stock may otherwise have, pursuant to clause (ii) of the last sentence of paragraph 7(d) (iii), to receive Rights upon conversion of a share of the Series B Preferred Stock. If, in the case of any such consolidation, merger, transfer or lease, the stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, transfer or lease, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the Holders of shares of the series B Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this paragraph 7(h) shall similarly apply to successive consolidations, mergers, transfers or leases.

8.     Exchange

(a)     The Company shall have the option on any Dividend Payment Date to exchange all or any portion of the shares of Series B Preferred Stock outstanding on such Dividend Payment Date into the Company's 6 1/2% Convertible Subordinated Debentures due March 15, 2003 (the "Notes") to be issued pursuant to an indenture (the "Indenture") substantially in the form attached hereto as Exhibit A, in the amount of $1,000 principal amount of Notes for each share of Series B Preferred Stock; provided, however, that no such exchange may be consummated unless full cumulative dividends (including, without duplication, full cumulative dividends pro rata for the elapsed portion of the current dividend period) on the Series B Preferred Stock to the date of exchange shall have been paid. Such exchange may be made only if, at the time of the exchange (i) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) there shall be no dividend arrearage (including the dividend payable on the date of exchange) on the shares of the Series B Preferred Stock, and (iii) no Event of Default (as defined in the Indenture) under the Indenture shall have occurred and be continuing. Notes shall be issued only in integral multiples of $1,000 at the time of exchange. If any additional amounts ("Fractional Principal Amounts") would otherwise be issuable to any Holder of Series B Preferred Stock, then the Company shall, in lieu of issuing a Fractional Principal Amount therefor, issue, in full payment of the Company's obligation with respect to such Fractional Principal Amounts, Notes equal to the aggregate of such Fractional Principal Amounts (rounded upwards to the nearest principal amount which is an integral multiple of $1,000) to an agent (the "Agent") appointed by the Company for the sale thereby. The Agent will remit promptly to the Holders of Fractional Principal Amounts their proportionate interest in the net proceeds (following deduction of applicable transaction costs) from any such sale.

(b)     Any exchange pursuant to this paragraph 8 shall be made upon not less than 30 days' notice prior to the date fixed for exchange (the "Exchange Date"). The notice given shall state that, upon surrender of their certificate or certificates to the Company, the holders of Series B Preferred Stock will receive Notes in the amount set forth in subparagraph 8(a) above and that, at the close of business on the Exchange Date, all rights of the holders with respect to such shares so called for exchange shall cease, except the right to receive the Notes in the amount set forth in subparagraph 8(a) above. Prior to giving the first notice of intention to exchange, the Company shall execute and deliver to a bank or trust company selected by the Company, and qualify under the Trust Indenture Act of 1939, as amended, the Indenture in substantially the form filed as an exhibit to the Registration Statement with such changes as may be required by law or usage. Except as may be otherwise required by applicable law, the form of the Indenture may only be amended or supplemented before the first Exchange Date which occurs with the affirmative vote or consent of the Holders of two-thirds (2/3) of the outstanding shares of the Series B Preferred Stock, except for those changes which would not adversely affect the legal rights of the Holders. On or after such first Exchange Date, the Indenture may only be amended or supplemented as provided in the Indenture. The Company will cause the Notes to be authenticated on the dividend payment date on which the relevant exchange is effective, and the Company will pay interest on the Notes at the rate and on the dates specified in such Indenture from and after the relevant Exchange Date. The Company shall not be required to declare or pay, and the holders of Series B Preferred Stock shall not be entitled to receive, any dividends on such Series B Preferred Stock in addition to the full cumulative dividends paid on the Series B Preferred Stock to the Exchange Date pursuant to subparagraph 8(a) hereof.

9.     Ranking. With regard to rights to receive dividends and distributions upon dissolution of the Company, the Series B Preferred stock shall rank prior to the Common Stock and any other capital stock of the Company other than the 6-1/2% Series A Convertible Exchangeable Preferred Stock of the Company, with which it shall rank on a parity.

10.     Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at Ethan Allen Drive, Danbury, Connecticut 06811, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series B Preferred Stock at their addresses appearing on the books of the Company.

Series B Preferred
Designation Certificate

IN WITNESS WHEREOF Ethan Allan Interiors Inc. caused this Certificate to be signed by its President and Secretary respectively, on this 23rd day of March, 1993.

/s/ M. Farooq Kathwari
President

/s/ Sharon Blinkoff
Secretary

EXHIBIT A

ETHAN ALLEN INTERIORS, INC.

AND

[                                                              ],

                                                Trustee

________________________

Indenture

Dated as of

________________________

6 1/2% Convertible Subordinated Debentures

Due March 15, 2003

1

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
§ 310	(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	9.08: 9.10
	(c)	N.A.
§ 311	(a)	9.11
	(b)	9.11
	(c)	N.A.
§ 312	(a)	2.05
	(b)	12.03
	(c)	12.03
§ 313	(a)	9.06
	(b)(1)	N.A.
	(b)(2)	9.06
	(c)	9.06:11.02
	(d)	9.06
§ 314	(a)	6.Q2; 6.05
	(b)	N.A.
	(c)(1)	12.04(a)
	(c)(2)	12.04(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04(b)
	(f)	N.A.
§ 315	(a)	9.01(b)
	(b)	9.05: 11.02
	(c)	9.01(a)
	(d)	9.01(c)
	(e)	8.11
§ 316	(a)(last sentence)	2.09
	(a)(1)(A)	8.05
	(a)(1)(B)	8.04
	(a)(2)	N.A.
	(b)	8.07
	(c)	12.05
§ 317	(a)(1)	8.08
	(a)(2)	8.09
	(b)	2.04
§ 318	(a)	12.01

______________________

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

v

INDENTURE dated as of              between ETHAN ALLEN INTERIORS INC., a Delaware corporation (the "Company"), and [         ], a [           ], as Trustee (the "Trustee").

Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 6 1/2% Convertible Subordinated Debentures due March 15, 2003.

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	Definitions.

"Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control unless ownership of a lesser amount may be deemed to be control under the TIA. The terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "Affiliate" shall not include any agent or Lender under the Credit Agreement.

"Agent" means any Registrar, Paying Agent or Conversion Agent.

"Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the date of this Indenture.

"Board of Directors" means the Board of Directors of the Company or any committee of the Board of Directors duly authorized to act hereunder.

"Business Day" means any day other than a Legal Holiday.

"Capitalized Lease" means any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

"Capitalized Lease Obligation" means the amount of the liability in respect of a Capitalized Lease required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

"Certificate of Designation" means the form of Certificate of Designation, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications. Limitations and Restrictions Thereof Relating to the Convertible Exchangeable Preferred Stock.

"Common Stock" means the common stock of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

"Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

"Convertible Exchangeable Preferred Stock" means the 6 1/2% Convertible Exchangeable Preferred Stock, par value $.01, of the Company.

"Credit Agreement" means the Credit Agreement, dated as of March 16, 1993, among Company, Ethan Allen, Bankers Trust Company, as Agent, and lenders which are now or may hereafter become parties thereto, and any guaranty agreements and related security documents, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Ethan Allen as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements or successor replacement agreements.

"default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

"Ethan Allen" means Ethan Allen Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

"Exchange Date" means any date on which outstanding shares of Convertible Exchangeable Preferred Stock are exchanged for the Securities.

"Holder" or "Securityholder" means a person in whose name a Security is registered. "Indenture" means this Indenture as amended or supplemented from time to time.

"New York Stock Exchange" means The New York Stock Exchange Inc.

"Officer" means the Chairman of the Board, the President. any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

"Officers' Certificate' means a certificate signed by two Officers. See Section 12.04.

"Opinion of Counsel" means a written opinion from legal counsel who may be an employee of, or counsel to. the Company or who may be other counsel reasonably acceptable to the Trustee. See Section 12.04.

"Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"principal" of a debt security, including the Securities, means the principal of the security plus the premium, if any, on the security.

"redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

"redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

"SEC" means the Securities and Exchange Commission.

"Securities" means the 6 1/2% Convertible Subordinated Debentures due March 15, 2003, or any of them that are issued under this Indenture as amended or supplemented from time to time.

"Senior Indebtedness" means the principal of and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, penalties, reimbursements or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, whether or not an allowed claim) on the following, whether presently outstanding or hereafter incurred: (a) all indebtedness of the Company (i) for money borrowed (other than that evidenced by the Securities), (ii) evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities, or (iii) for the payment of money relating to a Capitalized Lease . Obligation; (b) any other person's liability, described in the preceding clause (a), that the Company has guaranteed or that is otherwise its legal liability; (c) obligations of the Company under, or guaranteeing, interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; (d) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee and (e) all Obligations of the Company arising under its guaranty of the amounts arising under the Credit Agreement or the indenture relating to the Senior Notes of Ethan Allen. Notwithstanding anything to the contrary in this Indenture or the Securities, "Senior Indebtedness" shall not include (x) any indebtedness of the Company to a Subsidiary or (y) any indebtedness or guarantee of the Company that by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment to the Securities.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

"Subsidiary" of any person means any entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity is owned by such person directly and/or through one or more Subsidiaries.

"TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Sections 11.01 and 11.03 hereof.

"trading day" means any day on which the New York Stock Exchange is open for trading.

"Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02	Other Definitions.

Defined in
Term	Section

"Bankruptcy Law"	8.01

"Change of Control"	4.14(a)

"Change of Control Date"	4.14(a)

"Continuing Directors"	4.14(a)

"Conversion Agent"	2.03

'Conversion Notice"	4.14(c)

'Conversion Option"	4. 14(b)

'Conversion Price"	4.06

"Custodian"	8.01

"Event of Default"	8.01

"Exchange Act"	6.02

"Legal Holiday"	12.07

"Market Price"	4.06(d)

"Paying Agent"	2.03

"Permitted Transferees"	4.14(f)

"Registrar"	2.03

"Rights"	4.06(c)

"Special Conversion Price"	4.14(b)

"U.S. Government Obligations"	10.01

SECTION 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC.

"indenture securities" means the Securities.

"indenture security holder" means a Securityholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the Securities means the Company.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04	Rules of Construction.

Unless the context otherwise requires:

(1)     a term has the meaning assigned to it;

(2)     an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States, and references in this Indenture to 'generally accepted accounting principles* shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

(3)     "or" is not exclusive;

(4)     words in the singular include the plural. and words in the plural include the singular;

(5)     provisions apply to successive events and transactions; and

(6)     "herein", "hereof and other words of similar import refer to this Indenture as a whole and not to any particular Article. Section or other Subdivision.

ARTICLE 2.
THE SECURITIES

SECTION 2.01	Form and Dating.

The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange rule, agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

SECTION 2.02	Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue in specified amounts upon a written order of the Company signed by two Officers. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount necessary to facilitate the exchange or exchanges, as the case may be, of the Convertible Exchangeable Preferred Stock except as provided in Section 2.07.

The Trustee's authentication of Securities pursuant to the next preceding paragraph shall be conditioned upon receipt of each of the following in form and substance satisfactory to the Trustee on or prior to each Exchange Date:

A.     An Officers' Certificate to the effect that:

(1)     All conditions required to be satisfied under the Certificate of Designation for an exchange of outstanding shares of Convertible Exchangeable Preferred Stock for Securities have been so satisfied on or prior to the relevant Exchange Date;

(2)     The Indenture is duly qualified under the TIA; and

(3)     No Event of Default (as defined in Section 8.01 hereof) shall have occurred and be continuing.

B.     An Opinion of Counsel to the effect that:

(1)     The execution and delivery of the Indenture, the issuance of the Securities to be issued on such date and the fulfillment of the terms herein and therein contemplated will not conflict with the charter or bylaws of the Company, or constitute a breach of or default under any material agreement, indenture, evidence of indebtedness, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Company is a party or by which it is bound, or any law, administrative regulation, rule, judgment, order or decree known to such counsel to be applicable to the Company or any of its properties;

(2)     The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, whether applied by a court of law or equity;

(3)     All legally required proceedings by the Company in connection with the authorization and issuance of the Securities to be issued on such date have been duly taken, and all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the Securities to be issued on such date have been obtained;

(4)     The Indenture is duly qualified under the TIA; and

(5)     The Securities to be issued on such date when executed and authenticated in accordance with the terms of this Indenture and delivered in exchange for the shares of outstanding Convertible Exchangeable Preferred Stock to be exchanged on such date, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, whether applied by a court of law or equity.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03	Registrar, Paying Agent and Conversion Agent,

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar. the term "Paying Agent" includes any additional Paying Agent and the term 'Conversion Agent" includes any additional Conversion Agent. The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. If the Company fails to appoint or maintain another person as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Registrar or Conversion Agent. Except for purposes of Article 10, the Company or any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 2.04	Paying Agent to Hold Money in Trust.

Not later than each due date of the principal of or interest on any Securities, the Company shall deposit with the Paying Agent a sum of money in immediately available funds sufficient to pay such principal or interest so becoming due. Subject to Section 5.07, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall, notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall promptly furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06	Transfer and Exchange.

When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested, and, when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection. (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.10. 3.06 or 11.05. Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

SECTION 2.07	Replacement Securities.

If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Security if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Holder for its expenses (including the fees and expenses of the Trustee) in replacing a Security. Every replacement Security is an additional obligation of the Company. The provisions of this Section 2.07 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08	Outstanding Securities.

The Securities outstanding at any time are all of the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09	Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any Affiliate of the Company.

SECTION 2.10	Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and, upon the order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted. All cancelled Securities shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company) unless the Company shall direct in writing that the cancelled Securities be returned to it.

SECTION 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 6.01. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Company (or the Trustee in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13	CUSIP Numbers.

The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP " numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3.
REDEMPTION

SECTION 3.01	Right of Redemption, Mandatory Redemption or Repurchase.

The Company will redeem the aggregate principal amount of Securities outstanding on March 15, 2003 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

The Company may also redeem Securities pursuant to paragraph 5 of the Securities.

SECTION 3.02	Notice to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 60 days prior to the redemption date, as fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), of the redemption date and the principal amount of Securities to be redeemed.

SECTION 3.03	Selection of Securities to be Redeemed.

If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed pro rata or by a method that complies with applicable legal and stock exchange requirements, if any. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04	Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)     the redemption date:

(2)     the redemption price;

(3)     the then current conversion price;

(4)     the name and address of the Paying Agent and the Conversion Agent;

(5)     that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price:

(6)     that the right to convert Securities called for redemption shall terminate at the close of business on the Business Day immediately preceding the redemption date;

(7)     that Holders who wish to convert Securities must satisfy the requirements in paragraph 7 of the Securities;

(8)     that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date, whereupon the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities;

(9)     if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

(10)     the CUSIP number, if any, of the Securities to be redeemed.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.05	Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date, subject to the provisions of Section 4.01, and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.06	Deposit of Redemption Price.

No later than the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is its own Paying Agent, shall segregate and hold in trust), in immediately available hinds, a sum sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities or otherwise.

If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 6.01.

SECTION 3.07	Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.
CONVERSION

SECTION 4.01	Conversion Privilege.

A Holder of a Security may convert it into Common Stock of the Company at any time prior to maturity at the conversion price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Security is determined by. dividing the principal amount to be converted by the Conversion Price in effect on the Conversion Date, and rounding the result to the nearest I/100th of a share.

The initial Conversion Price is stated in paragraph 9 of the Securities and is subject to adjustment as provided in this Article 4.

A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this indenture that apply to conversion of ail of a Security also apply to conversion of a portion of it.

SECTION 4.02	Conversion Procedure.

To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all of those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion. The person in whose name the certificate is registered shall become the stockholder of record on the conversion date, and, as of such date, such person's rights as a Securityholder shall cease.

No payment or adjustment will be made for accrued interest on a converted Security or for dividends or distribution on shares of Common Stock issued upon conversion of a Security, but if any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted. If the Company defaults in the payment of interest payable on the interest payment date, the Trustee shall repay such funds to the Holder.

If a Holder converts more than one Security at the same time, the number of whole shares issuable upon the conversion shall be based on the total principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 4.03	Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the number of shares of Common Stock issuable by the Company upon such conversion shall be rounded up to the nearest full share.

SECTION 4.04	Taxes on Conversion.

The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Securityholder for such certificates or any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by. the Holder of the Security converted; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

SECTION 4.05	Company to Provide Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a number of shares of Common Stock sufficient to permit the conversion of all outstanding Securities.

All shares of Common Stock that may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and non-assessable when so issued.

SECTION 4.06	Adjustment of Conversion Price.

The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

(a)     If the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock. (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in any such case, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Securities been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)     If the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (d) below) of the Common Stock on such record date, then, and in any such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

(c)     If the Company shall distribute to all holders of Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends paid out of consolidated current or retained earnings), or shall distribute to all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above), then, and in any such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the market price of the Common Stock (determined as provided in subsection (d) of this Section) on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants other than those referred to in subsection (b) above ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(d)     The "market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the first 20 consecutive trading days commencing 30 trading days before the day in question. The closing price for each day shall be the last reported sales price on the New York Stock Exchange.

(e)     In any case in which this Section 4.06 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the tiling by the Company with the Trustee of the certificate described in Section 4. l0) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 4.07	No Adjustment.

No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

No adjustment need be made for a transaction referred to in paragraph (a), (b) or (c) of Section 4.06 if all Holders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustments need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value of the Common Stock.

To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Notwithstanding anything herein to the contrary, the Conversion Price shall not be less than the par value per share of the Common Stock. In the event an adjustment provided for herein would result in a Conversion Price of less than such par value per share, such adjusted Conversion Price shall be such par value per share.

SECTION 4.08	Equivalent Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 4.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 4.

SECTION 4.09	Adjustments for Tax Purposes.

The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b) and (c) of Section 4.06, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

SECTION 4.10	Notice of Adjustments.

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment, absent manifest error.

SECTION 4.11	Notice of Certain Transactions.

If:

(1)     the Company takes any action that would require an adjustment in the Conversion Price and if the Company does not let Holders participate pursuant to Section 4.07;

(2)     the Company takes any action that would require a supplemental indenture pursuant to Section 4.12: or

(3)     there is a liquidation or dissolution of the Company,

then a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets that a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; provided, however, that failure to mail such notice, or any defect therein, shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.11.

SECTION 4.12	Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the successor corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any transfer (other than a pledge) or lease of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, transfer or lease, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of capital stock and other securities and assets (including cash) receivable upon such reclassification, change, consolidation, merger, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, transfer or lease. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If this Section 4.12 applies, then Section 4.06(a) does not apply. This Section 4.12, however, shall in no way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of Section 4.06(c), to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, transfer or lease, the capital stock and other securities and assets (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, transfer or lease, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.12 shall similarly apply to successive consolidations, mergers, transfers or leases.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor. the kind or amount of shares of capital stock or securities or assets (including cash) receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, transfer or lease and any adjustment to be made with respect thereto.

SECTION 4.13	Trustee's Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

SECTION 4.14	Change of Control.

(a)     Definition of a Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if at any time (the "Change of Control Date"), (i) all or substantially all of the assets of the Company or Ethan Allen are sold as an entirety to any person or related group of persons. (ii) the Company or Ethan Allen is merged with or into another corporation or another corporation other than the Company or a wholly owned Subsidiary of the Company is merged with or into Ethan Allen with the effect that immediately after such transaction the Company holds less than the entire interest of the total voting power entitled to vote in the election of directors, managers or trustees of the person surviving such transaction, (iii) any person or related group of persons other than the Company acquires an interest (other than a pledge) of the voting power or voting stock of Ethan Allen, any person or related group of persons collectively acquires by way of merger, consolidation or other business combination, greater than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other person surviving the transaction, the persons constituting the Board of Directors of the Company on March 23, 1993 or persons nominated or elected to the Board of Directors of the Company by a majority vote of such directors (the "Continuing Directors") or by a majority vote of the Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company or (vi) Ethan Allen issues any capital stock which is not owned by the Company.

(b)     Conversion Option. Subject to the provisions of the Securities Exchange Act of 1934. as amended (or any successor statute), if there shall occur a Change of Control, each Holder shall have the option (the "Conversion Option") at any time from the Change of Control Date until the expiration of 45 days after the date of a notice by the Company to all Holders of the occurrence of the Change of Control to convert such Holder's Securities into shares of Common Stock (with any fractional amount with respect to such conversion rounded up to the nearest whole share) at a conversion price (the "Special Conversion Price") determined by dividing (E) the principal amount of the Securities to be converted by (2) the average of the daily closing prices (calculated in accordance with Section 4.06(d) hereof) of the Common Stock for the five trading days immediately prior to the Change of Control Date; provided, however, that the Special Conversion Price will not be more than $23.40. Exercise of the Conversion Option will be irrevocable.

(c)     Notice of Change of Control and Conversion Option. Within five days after the Change of Control Date, the Company shall give notice of the occurrence of the Change of Control and of the Conversion Option set forth herein in accordance with the procedures set forth below to each Holder (the "Conversion Notice").

Each Conversion Notice shall state:

(1)     that a Change of Control has occurred (and shall specify the Change of Control Date) and that the Holder's Conversion Option may be exercised in accordance with this Section 4.14 and paragraph 7(c) of the Securities and that the Conversion Option is in addition to, and not in lieu of, the Holder's regular conversion rights;

(2)     the expiration date of the Conversion Option and the Special Conversion Price for each $1,000 principal amount of Securities;

(3)     that to exercise the Conversion Option a Holder must deliver on or before the fifth day prior to the expiration date of the Conversion Option written notice to the Company of the Holder's exercise of such option, together with the certificates evidencing such Holder's Securities with respect to which the option is being exercised, duly endorsed for transfer;

(4)     a description of the procedure which a Holder must follow to exercise the Conversion Option;

(5)     that Holders electing to have such Securities converted will be required to surrender the certificates evidencing such Securities for delivery of shares of Common Stock; and

(6)     that the Company may exercise its redemption right set forth in Section 4.14(d) hereof with respect to the Securities surrendered in connection with the Conversion Option.

The Conversion Notice shall be given by first class mail, postage prepaid, to the Holders at their respective addresses as the same shall appear on the books of the Company.

No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a Conversion Option.

(d)     Optional Redemption upon a Change of Control. Notwithstanding anything to the contrary contained herein, the Company may, at its option elect to pay any Holder that exercises a Conversion Option an amount of cash equal to the principal amount of the Securities to be converted, plus an amount equal to the interest accrued and unpaid thereon to the date of such payment.

ARTICLE 5.
SUBORDINATION

SECTION 5.01	Securities Subordinated to Senior Indebtedness.

The Company agrees, and each Holder by accepting a Security consents and agrees, that the indebtedness evidenced by the Securities, including the payment of the principal thereof and interest thereon, shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Article 5, to the prior payment in full of all Senior Indebtedness. All Securities of this issue rank as to payment of principal and interest equally and ratably, without priority one over the other. The provisions of this Article 5 are made for the benefit of all holders of Senior Indebtedness and any such holder may proceed to enforce such provisions.

Notwithstanding anything contained in this Indenture or the Securities to the contrary, all the provisions of this Indenture and the Securities shall be subject to the provisions of this Article 5, so far as they may be applicable thereto.

SECTION 5.02	Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization. etc., of the Company.

Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), then in such event:

(a)     all Senior Indebtedness shall first be paid in full (including principal thereof and interest thereon) in cash or cash equivalents, before any payment is made on account of the Securities;

(b)     any payment or distribution of assets of the Company of any kind or character, whether in cash. property or securities (other than securities of the Company as reorganized or readjusted, in all such cases or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment. in all such cases junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5 with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5. shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c)     in the event that, notwithstanding the foregoing provisions of this Section 5.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, in all such cases junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5 with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full in cash or cash equivalents such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the Holders of Senior indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may. have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Upon any distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Sections 9.01 and 9.02, and the Holders shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending. or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

SECTION 5.03	Company Not to Make Payment with Respect to Securities in Certain Circumstances.

(a)     Upon the happening of a default in payment of the principal of or interest on any Senior Indebtedness, as such default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Securities.

(b)     During the continuance of any default with respect to any Senior Indebtedness, as such default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued, which, after the giving of notice or the passage of time, or both, would constitute an event of default which would permit the holder or holders of such Senior Indebtedness to accelerate the maturity thereof (other than default of the type specified in Section 5.03(a)), and after written notice of such default has been given to the Company and the Trustee by the holder or holders of such Senior Indebtedness or their representative or representatives, or upon written notice thereof given to the Company by the holders of such Senior Indebtedness or their representative or representatives and given to the Trustee by the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, or provision shall have been made for the payment, in a manner satisfactory to the holder or holders of such Senior Indebtedness, of all principal of and interest on such Senior Indebtedness that would be due in the event of the acceleration of the maturity thereof, no payment shall be made by the Company with respect to the principal of or interest on the Securities.

(c)     In the event that, notwithstanding the foregoing provisions of this Section 5.03, any payment on account of principal of or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or. if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default under any Senior Indebtedness of the type specified in Section 5.03(a) above, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, or provision made thereof or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 5.07 and 5.08) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of any interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 5.04	Payment Permitted if No Default.

Nothing contained in this Article 5 or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 5.02 or under the conditions described in Section 5.03, from making payments at any time of principal of (and premium, if any, on) or interest on the Securities or any other amount payable by the Company under the Securities or this Indenture.

SECTION 5.05	Holders to be Subrogated to Right of Holders of Senior Indebtedness.

Subject to the payment in full in cash and cash equivalents of ail Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of ail subordinated indebtedness of the Company which by its terms is not superior in right of payment to the Securities and ranks on a parity with the Securities) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 5.06	Obligations of the Company Unconditional.

Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities shall, except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 5.05) payment of principal of or interest on the Securities.

SECTION 5.07	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness, or debt guaranteed by such Senior Indebtedness, or from their representative or representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 9.01 and 9.02. shall be entitled to assume conclusively that no such facts exist.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5. and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 5.08	Application by Trustee of Monies Deposited with It.

Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 10.01 shall be for the sole benefit of Securityholders and shall not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 5.01, 5.02, 5.03 and 5.05; except that, if two Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security), the Trustee shall not have received with respect to such monies the written notice provided for in Section 5.07. then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 5.08 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.09	Subordination Not Impaired.

No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

SECTION 5.10	Holders Authorize Trustee to Effectuate Subordination of Securities.

Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Holder of any Security, by acceptance thereof, irrevocably authorizes and expressly directs the Trustee on behalf of such Holder to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities and the holders of Senior Indebtedness, the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such proceedings, and the causing of such claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any of the holders of Senior Indebtedness have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities that are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article 5, and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as any such holder of Senior Indebtedness or such holder's representative may determine to be necessary or appropriate for the enforcement of the provisions of this Article 5.

SECTION 5.11	Right of Trustee to Hold Senior Indebtedness.

The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 5.12	Article 5 Not to Prevent Events of Default.

The failure to make a payment on account of the principal of or interest on the Securities by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

SECTION 5.13	Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 12.02. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE 6.
COVENANTS

SECTION 6.01	Payment of Securities.

The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds by 5:00 P.M., New York City time, on that date a sum of money in immediately available funds designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities per annum: it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 6.02	SEC Reports.

The Company shall file all reports and other documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, within 15 days after it files them with the SEC, the Company shall file copies of all such reports and other documents with the Trustee. The Company shall cause any quarterly and annual reports that it mails to its stockholders to be mailed to the Holders.

If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company shall also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, .a statement of income and retained earnings, a statement of cash flows and all appropriate notes. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied. except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company shall cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 60 days after the close of each of the first three quarters of each fiscal year and within 120 days after the close of each fiscal year. The Company shall also comply with the other provisions of TIA § 314(a).

SECTION 6.03	Waiver of Usury Defense.

The Company covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 6.04	Liquidation.

Neither the Board of Directors nor the stockholders of the Company shall adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 of this Indenture being the Article that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of the principal thereof and interest thereon. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease), a portion of the assets of the Company, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding such acquisition) equal to not less than the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.04. Notwithstanding the foregoing, the provisions of this Section 6.04 shall be subject to Article 5 hereof.

SECTION 6.05	Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signers' knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signers know of any default or Event of Default. If they do know of such a default or Event of Default, the Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. One of the signers of the Officers' Certificate shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

SECTION 6.06	Corporate Existence.

Subject to Section 6.04 and Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be. adverse in any material respect to the Holders.

SECTION 6.07	Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (I) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 6.08	Maintenance of Properties.

The Company will cause all material properties owned, leased or licensed in the conduct of its or Ethan Allen's business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Securities are outstanding; provided, however, that nothing in this Section 6.08 shall prevent the Company from discontinuing the maintenance of any such properties if. in the judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.09	Purchase of Securities at Option of the Holder upon Change of Control.

(a)     If at any time that Securities remain outstanding there shall have occurred a Change of Control. Securities shall be purchased by the Company at the option of the Holder thereof, at a purchase price (the "Change of Control Purchase Price") equal to the principal amount thereof plus accrued interest to the Change of Control Purchase Date (as hereinafter defined), as of the date that is 40 Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 6.09(c) and the condition precedent set forth in the next succeeding sentence.

(b)     Within 20 Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation (which shall be The Wall Street Journal unless it is not then so circulated). The notice shall include the form of a Change of Control Purchase Notice (as defined below) to be completed by the Holder and shall state:

(1)     the date of such Change of Control and, briefly, the events causing such Change of Control;

(2)     the date by which the Change of Control Purchase Notice pursuant to this Section 6.09 must be given;

(3)     the Change of Control Purchase Date:

(4)     the Change of Control Purchase Price;

(5)     briefly, the conversion rights of the Securities;

(6)     the name and address of the Paying Agent and the Conversion Agent;

(7)     the Conversion Price and any adjustments thereto;

(8)     that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9)     the procedures that the Holder must follow to exercise rights under this Section 6.09;

(10)     the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal;

(11)     that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

(c)     A Holder may exercise its rights specified in Section 6.09(a) upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date, stating:

(1)     the certificate number of each Security that the Holder will deliver to be purchased;

(2)     the portion of the principal amount of each Security that the Holder will deliver to be purchased. which portion must be $1.000 or an integral multiple thereof; and

(3)     that such Security shall be purchased pursuant to the terms and conditions specified in this Indenture.

The delivery of such Security to the Paying Agent prior to. on or after the Change of Control Purchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 6.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 6.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 6.09 through 6.14 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 6.09(c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

(d)     Prior to complying with the foregoing provisions, but in any event within 90 days of a Change in Control, the Company will either repay all indebtedness and terminate all commitments outstanding under the Credit Agreement or obtain the requisite consents, if any, under the Credit Agreement required to permit the repurchase of Securities required by this covenant.

SECTION 6.10	Effect of Change of Control Purchase Notice.

Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in Section 6.09(c), the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 6.09(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.09(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date to which it relates, specifying:

(1)     the certificate number of each Security in respect of which such notice of withdrawal is being submitted.

(2)     the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted, and

(3)     the principal amount, if any, of such Security that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 6.09 if there has occurred (prior to. on or after, as the case may be. the giving, by the Holders of such Securities, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities) or the payment of which would be prohibited by Article 5 hereof.

SECTION 6.11	Deposit of Change of Control Purchase Price.

On or before the Business Day following a Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change of Control Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Security on the Business Day following the Change of Control Purchase Date, then, on and after the Change of Control Purchase Date, such Security will cease to be outstanding and interest on such Security will cease to accrue and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Security).

SECTION 6.12	Securities Purchased in Part.

Any Security that is to he purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 6.13	Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 6.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 6.09 through 6.12, to be exercised in the time and in the manner specified therein.

SECTION 6.14	Repayment to the Company.

Subject to the provisions of Section 5.07 to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.11 exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Change of Control Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 7.
SUCCESSOR CORPORATION

SECTION 7.01	When Company May Merge, etc.

The Company shall not consolidate with or merge with or into, or sell, transfer, lease or convey all or substantially all of its assets to, any person unless:

(a)     the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)     the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, transfer, lease or conveyance shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture (in which case all such obligations of the Company shall terminate); and

(c)     immediately after the transaction no default or Event of Default exists.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Section 7.01. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

SECTION 7.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8.
DEFAULT AND REMEDIES

SECTION 8.01	Events of Default.

An "Event of Default" occurs if:

(1)     the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2)     the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

(3)     the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the default continues for the period and after the notice specified in this Section 8.01;

(4)     a default occurs under any mortgage, indenture or other instrument under which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) other than (i) indebtedness of the Company or any Subsidiary to the Company or any Subsidiary and (ii) indebtedness of any unconsolidated Subsidiary that is nonrecourse to the Company and its consolidated Subsidiaries and with respect to which the Company and its consolidated Subsidiaries have no liability, whether such indebtedness or guarantee now exists or shall be created hereafter, if (a) as a result of such default the maturity of such indebtedness has been accelerated prior to its stated maturity, and (h) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness with respect to which the principal amount remains unpaid upon its final stated maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, aggregates $30,000,000 or more;

(5)     the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(A)     commences a voluntary case;

(B)     consents to the entry of an order for relief against it in an involuntary case;

(C)     consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)     makes a general assignment for the benefit of its creditors; or

(6)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B)     appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of any of them; or

(C)     orders the liquidation of the Company or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 days.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) is not an Event of Default until the Trustee notifies the Company, or until the Holders of at least 30% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.01 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When a default is cured, it ceases

Subject to the provisions of Sections 9.01 and 9.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the principal corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 8.02	Acceleration.

If an Event of Default (other than an Event of Default specified in Section 8.01(5) or (6) with respect to the Company) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 8.01(1) or (2)) in principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the unpaid principal of and any accrued but unpaid interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that if any Indebtedness is outstanding under the Credit Agreement at the time of such declaration, then such amount shall not become due and payable until the earlier of (x) the date in which the Indebtedness under the Credit Agreement is accelerated, or (y) the fifth day following the date of such declaration. In the event of a declaration of acceleration because an Event of Default specified in Section 8.01(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the indebtedness that is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default under Section 8.01(4) has occurred that has not been cured or waived within 60 days of the declaration of acceleration of such indebtedness in respect thereof. If an Event of Default specified in Section 8.01(5) or (6) occurs with respect to the Company, the unpaid principal of and any accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest, and overdue principal that has become due otherwise than by such declaration of acceleration, has been paid: (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due the Trustee and any predecessor Trustee under Section 9.07 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.02 the Company shall not be obligated to pay any premium that it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 8.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

SECTION 8.04	Waiver of Defaults and Events of Default.

Subject to Sections 8.07 and 11.02. the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on any Security as specified in clauses (1) and (2) of Section 8.01. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.05	Control by Majority.

The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of another Securityholder or may involve the Trustee in personal liability; and provided further that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 8.06	Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)     the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)     the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 8.01(1) or 8.01(2)) in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)     such Holder or Holders offer and, if requested, provide the Trustee indemnity and security satisfactory to the Trustee against any loss, liability or expense (including attorneys' fees and expenses);

(4)     the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and security; and

(5)     no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to Article 5 hereof, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.08	Collection Suit by Trustee.

If an Event of Default specified in Section 8.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.09	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and attorneys) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10	Priorities.

If the Trustee collects any money pursuant to this Article 8, it shall, subject to the provisions of Article 5, pay out the money in the following order:

First: to the Trustee for amounts due under Section 9.07;

Second: to the holders of Senior Indebtedness to the extent required by Article 5;

Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively: and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 8.10.

SECTION 8.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit instituted by the Trustee, to a suit instituted by Holders of more than 10% in principal amount of the Securities then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Securities, on or after the respective due dates expressed in such Securities.

ARTICLE 9.
TRUSTEE

SECTION 9.01	Duties of Trustee.

(a)     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)     Except during the continuance of an Event of Default:

(1)     the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)     this paragraph does not limit the effect of paragraph (b) of this Section 9.01;

(2)     the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

(d)     The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity and security satisfactory to it against any loss, liability, expense or fee.

(e)     Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 9.01.

(f)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.02	Rights of Trustee.

Subject to Section 9.01:

(a)     The Trustee may rely upon (and shall be protected in acting or refraining from acting upon) any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

(c)     The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)     The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law that shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 9.03	Individual Rights of Trustee.

Subject to Sections 9.10 and 9.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 9.04	Trustee's Disclaimer.

The Trustee makes no representation as to the validity or adequacy or the Company's performance of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.05	Notice of Defaults or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 9.06	Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by TIA § 313(a), mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any securities exchange.

SECTION 9.07	Compensation and indemnity.

The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree to in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, including the compensation and the expenses and disbursements of its agents and counsel.

The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or had faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(5) or (6) occurs, the expenses and the compensation for the services are intended to and shall constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 9.07 shall survive the termination of this Indenture.

SECTION 9.08	Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

(1)     the Trustee fails to comply with Section 9.10:

(2)     the Trustee is adjudged a bankrupt or an insolvent;

(3)     a receiver or other public officer takes charge of the Trustee or its property; or

(4)     the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.10, any Holder who has been a bona fide holder of the Securities for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 9.09	Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10.

SECTION 9.10	Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (I), (2) and (5) of TIA § 310 (a) and has a capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9, The Trustee shall be subject to the provisions of TIA § 301(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 301(h).

SECTION 9.11	Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 10.
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01	Termination of Company's Obligations.

The Company may terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient (in the reasonable opinion of a nationally recognized firm of independent accountants) to pay the principal of and interest on the Securities then outstanding to maturity or redemption and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section 10.01 only if at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

The Company's obligations in paragraph I l of the Securities and in Sections 2.03, 2.04, 2.05, 2.06. 2.07, 6.01, 9.07, 9.08 and 10.04 and in Article 4 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 11 and in Section 9.07 shall survive.

After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

"U.S. Government Obligations" means direct non-callable obligations of. or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

SECTION 10.02	Application of Trust Money.

The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 10.01 and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 5.

SECTION 10.03	Repayment to Company.

Subject to Section 10.01, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or U.S. Government Obligations held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured: provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

SECTION 10.04	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.02: provided, however, that, if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 11.
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.01	Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(a)     to comply with Sections 6.04 and 7.01;

(b)	to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

(c)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)	to provide for Securities in hearer form in addition to Securities in registered form; or

(e)	to cure any ambiguity, detect or inconsistency, or to make any other change that does not adversely affect the legal rights hereunder of any Holder.

SECTION 11.02	With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. Subject to Section 11.04, without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

(1)     reduce the principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver;

(2)     reduce the rate of or change the time for payment of interest on any Security;

(3)     reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

(4)     alter the conversion provisions with respect to any Security in a manner adverse to the Holder thereof;

(5)     waive a default in the payment of the principal of or interest on any Security;

(6)     make any changes in Section 8.01, 8.07 or this sentence;

(7)     make any change in Article 5 that adversely affects the rights of any Holder; or

(8)     make any Security payable in money other than that stated in the Security.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

An amendment under this Section 11.02 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

SECTION 11.03	Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 11.04	Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (I) through (8) of Section 11.02. In that case the amendment, supplement or waiver shall hind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting. Holder's Security.

SECTION 11.05	Notation On or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to request and receive and, subject to Section 9.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

ARTICLE 12.
MISCELLANEOUS

SECTION 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317. inclusive of the TIA through operation of Section 3I8(c) thereof, such imposed duties shall control.

SECTION 12.02	Notices.

Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

if to the Company:

Ethan Allen Interiors Inc.

Ethan Allen Drive

Danbury. Connecticut 06811

if to the Trustee:

[                                                   ]

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail to such Holder at such Holder's address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder, or any defect in it, shall not affect its sufficiency with respect to other Holders. if a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03	Communications by Holders With Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA § 312(c).

SECTION 12.04	Certificate and Opinion as to Conditions Precedent.

(a)     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)     an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)     an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

(b)     Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.05 hereof) shall include:

(1)     a statement that the person making such certificate or opinion has read such covenant or condition;

(2)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)     a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with: and

(4)     a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.05	Record Date for Vote or Consent of Securityholders.

The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies). and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.06	Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 12.07	Legal Holidays.

A "Legal Holiday' is a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment. payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08	Governing Law.

The laws of the State of New York shall govern and be used to construe this Indenture and the Securities.

SECTION 12.09	No Adverse Interpretation of Other Agreements.

This Indenture may not he used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10	No Recourse Against Others.

No past, present or future director, officer, employee, agent, manager, stockholder or other Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on. in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

SECTION 12.11	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12	Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.13	Separability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14	Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the                day of                                                                .

[SEAL]	ETHAN ALLEN INTERIORS INC.

Attest: ________________________________________	By ____________________________________
Title:	Title:

[SEAL]	[ ], Trustee

Attest: ________________________________________	By ____________________________________
Title:	Title:

EXHIBIT A

[FACE OF DEBENTURE]

Number
[CUSIP NO.]

ETHAN ALLEN INTERIORS INC.

6 1/2% Convertible Subordinated Debenture due March 15, 2003

ETHAN ALLEN INTERIORS INC., a Delaware corporation, promises to pay to or registered assigns the principal sum of                                         Dollars on                                              , 2003 as set forth herein.

Interest Payment Dates: _____________, _____________, ____________ and ___________.

Record Dates: ______________, ______________, ______________ and ______________.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

ETHAN ALLEN INTERIORS INC.

By:_______________________________________

By:_______________________________________

[SEAL]

Certificate of Authentication:

[                                           ]

as Trustee.

certifies that this is one of the

Securities referred to in the

Indenture.

By: _________________________________

Authorized Signatory

Dated:

A-1

[BACK OF DEBENTURE]

ETHAN ALLEN INTERIORS INC.

6 1/2% Convertible Subordinated Debenture due March 15, 2003

1.     Interest.

Ethan Allen Interiors Inc., a Delaware corporation (the 'Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest quarterly on March 15, June 15, September 15 and December 15 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Debentures under the Indenture (as defined below); provided that, if there is no existing default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date interest shall accrue from such interest payment date; and provided further that, if this Debenture is converted after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, in accordance with paragraph 9 hereof, the holder of this Debenture so converted will be required to pay to the Company the amount of such interest at the time of surrender of the Debenture for conversion. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.     Method of Payment.

The Company will pay interest on this Debenture (except defaulted interest) to the person who is the registered holder of this Debenture at the close of business on the February 28, May 31, August 31 and November 30 next preceding the interest payment date. The holder must surrender this Debenture to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the holder's registered address.

3.     Paying Agent, Registrar and Conversion Agent.

Initially, [                              ] (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Debentureholders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

2

4.     Indenture, Limitations.

The Company issued this Debenture under an Indenture dated as of (the "Indenture") between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of the Indenture. This Debenture is subject to all such terms, and the holder of this Debenture is referred to the Indenture and said Act for a statement of them. The Debentures are subordinated unsecured obligations of the Company.

5.     Optional Redemption.

The Debentures may be redeemed, at the Company's option, in whole or in part at any time and from time to time, at the following prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning of the year indicated below, in each case together with accrued interest to the date fixed for redemption:

If Redeemed During	If Redeemed During
the 12 Months' Period	the 12 Months' Period
Beginning January 1,	Applicable Percentage	Beginning January 1,	Applicable Percentage
1995	104.875%	1998	102.4375%
1996	104.0625%	1999	101.625%
1997	103.25%	2000	100.8125%
		2001 and thereafter	100%

Notwithstanding the provisions of this paragraph 5, the Company may not redeem any Debentures prior to March 23, 1995 unless the Closing Price (as determined below) of the Common Stock of the Company shall have equaled or exceeded 140% of the then applicable conversion price per share (as fixed or determined in accordance with paragraph 9 below) for at least twenty (20) Trading Days (as defined below) within thirty (30) consecutive Trading Days ending on the fifth Trading Day prior to the date notice of redemption is given. For purposes of this section, (1) the "Closing Price' for any day is the closing price as determined in Section 4.06(d) of the Indenture and (ii) a "Trading Day" means, so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange, a day on which such Exchange is open for the transaction of business.

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6.     Mandatory Redemption.

The Company will redeem the aggregate principal amount of Securities outstanding on March 15, 2003 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount (excluding premium) that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than pursuant to this paragraph 6. The Company may so subtract the same Security only once.

7.     Discharge Prior to Maturity.

If the Company deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Debentures to maturity or redemption, the Company will be discharged from the Indenture except for certain provisions thereof.

8.     Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $ 1,000. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

9.     Conversion and Conversion Option upon a Change of Control.

(a)     A holder of a Debenture may convert it into shares of Common Stock of the Company at any time prior to maturity, except that, if the Debenture is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date. The initial conversion price is $23.40 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, the number of shares of Common Stock issuable by the Company upon such conversion shall be rounded up to the nearest full share.

(b)     To convert a Debenture, a holder must (1) complete and sign the conversion notice set forth below; (2) surrender the Debenture to a Conversion Agent; (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent; and (4) pay any transfer or similar tax, if required. If a holder surrenders a Debenture for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder on such record date. In such event, the Debenture, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Debenture or portion thereof then converted. A holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof.

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(c)     Notwithstanding anything to the contrary contained herein, if at any time there occurs a Change of Control (as defined in the Indenture), the Debentures may be converted, at the option of the holder thereof at any time from the date of such Change of Control until the expiration of 45 days after the date of a notice by the Company to all holders of the Debentures of the occurrence of the Change of Control, into the number of shares of Common Stock determined by dividing (I) the principal amount of the Debentures to be converted by (2) the average daily closing prices (calculated in accordance with Section 4.06(d) of the Indenture) of the Common Stock for the five trading days immediately prior to the Change of Control Date (as defined in the Indenture). The Company may, at its option, elect to pay holders of the Debentures exercising their conversion rights as set forth in this paragraph 7(c) an amount of cash equal to the principal amount thereof plus any accrued and unpaid interest thereon to the date of such payment.

(d)     Prior to complying with the foregoing provisions, but in any event within 90 days of a Change in Control, the Company will either repay all indebtedness and terminate all commitments outstanding under the Credit Agreement or obtain the requisite consents, if any, under the Credit Agreement required to permit the repurchase of Securities required by this covenant.

10.     Subordination.

The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. The Debentureholder by accepting this Debenture agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

11.     Denominations, Transfer, Exchanged.

The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

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12.     Persons Deemed Owners.

The registered holder of a Debenture may be treated as the owner of it for all purposes.

13.     Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment.

14.     Amendment, Supplement, Waiver.

Subject to certain exceptions that require the consent of each Debentureholder who is affected, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of a majority in principal amount of the Debentures then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the Debentures then outstanding. Without the consent of or notice to any Debentureholder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Debentureholder.

15.     Successor Corporation.

When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

16.     Defaults and Remedies.

An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal of them; failure by the Company for 60 days after notice to it to comply with any of the other provisions of the Indenture or the Debentures; certain events of bankruptcy or insolvency of the Company or any of its Significant Subsidiaries; and certain defaults under and acceleration prior to the maturity of other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the holders of at least 30% (or 25% in the case of a default with respect to payment of principal of or interest on the Securities) in principal amount of the Debentures then outstanding may declare the unpaid principal of and accrued but unpaid interest to the date of acceleration on the Debentures then outstanding to be due and payable, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, the unpaid principal of and accrued but unpaid interest on the Debentures then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Debentureholder, all as and to the extent provided in the Indenture. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

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17.     Trustee Dealings with the Company.

[                                             ], the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.     No Recourse Against Others.

No past, present or future director, officer, employee, agent, manager, stockholder or other Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debenture.

19.     Authentication.

This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

20.     Abbreviations and Definitions.

Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT ( = tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UIG/M/A (= Uniform Gifts to Minors Act).

All capitalized terms used in this Debenture and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.     Indenture to Control.

In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control.

The Company will furnish to any Debentureholder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Ethan Allen Interiors Inc., Ethan Allen Drive. Danbury, Connecticut 06811, Attention: Secretary.

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ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

(insert assignee's social security or tax I.D. number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Dated:__________________	Your Signature _________________________________________
(Sign exactly as your name appears on the other side of this Debenture)
*Signature Guarantee:_____________________________________________________________________

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ELECTION TO CONSENT

To Ethan Allen Interiors Inc.

The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of ETHAN ALLEN INTERIORS INC. in accordance with the terms of the Indenture referred to in this Debenture and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned. unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the signature of the undersigned will be guaranteed below, and the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:_____________________

Portion of Debenture to be converted ($1,000 or an integral multiple thereof):

$________________

Your Signature
Signature (for conversion only)

in whole	Please Print Or Typewrite Name And Address, Including Zip Code, And Social Security Or Other Identifying Number

*Signature Guarantee:_____________________________________________________________________

* To be furnished by a commercial bank or trust company doing business in New York City or by a member firm of the New York Stock Exchange.

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